U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 10, 2007

TAITRON COMPONENTS INCORPORATED
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-25844 (Commission File Number)	95-4249240 (I.R.S. Employer Identification No.)

28040 WEST HARRISON PARKWAY, VALENCIA, CALIFORNIA 91355
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (661) 257-6060

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

        On January 10, 2007, Taitron Components Incorporated (“Taitron”) issued a press release announcing that its Board of Directors declared an annual cash dividend of $0.10 per share of Class A Common Stock and Class B Common Stock, payable on January 31, 2007, to shareholders of record at the close of business on January 22, 2007.

        Taitron also announced that the Board of Directors’ intends to establish an annual cash dividend of up to $0.10 per share on its Class A and Class B Common Stock for a period of five years. The payment of future cash dividends under the policy is subject to the continuing determination that the policy remains in the best interest of Taitron’s shareholders and complies with law and any agreements Taitron may enter into applicable to the declaration and payment of cash dividends.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

        99.1 Press release of the Registrant, dated January 10, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TAITRON COMPONENTS INCORPORATED

Dated: January 10, 2007	By: /s/ Stewart Wang Stewart Wang President, Chief Executive Officer and Chief Financial Officer